EXHIBIT 99
                                                                      ----------
MRO SOFTWARE


                              FOR IMMEDIATE RELEASE


INVESTOR CONTACT:                                      MEDIA CONTACT:
Peter Rice                                             Vaughn Harring
(781) 280-6550                                         (781) 280-6855
peter.rice@mro.com                                     vaughn.harring@mro.com



MRO SOFTWARE REPORTS FIRST QUARTER RESULTS

SOLID PERFORMANCE; EARNINGS DOUBLE OVER PRIOR YEAR

BEDFORD, MASS., JANUARY 22, 2004 - MRO Software, Inc. (Nasdaq: MROI), the leading provider of strategic asset management solutions, today announced results for the Company's first quarter ended December 31, 2003.

Total revenues for the first quarter were $44.9 million compared with $43.9 million for the first quarter last year, an increase of 2 percent. On a GAAP basis, the Company reported net income for the first quarter of $1.8 million or $0.07 per diluted share, compared with net income of $0.4 million or $0.02 per diluted share for the first quarter of fiscal 2003.

Pro forma net income (see Schedule A) for the first quarter was $2.4 million, or $0.10 per diluted share compared with pro forma net income of $1.2 million, or $0.05 per diluted share for same quarter last year. Pro forma results are adjusted for the amortization of acquired technology and other intangibles and their related tax effects.

For the first quarter, revenues from software license sales were $12.2 million, compared with $12.7 million for the same quarter last year, a decrease of 4 percent. Support and services revenues were $32.7 million for the first quarter, compared with $31.2 million for the same quarter last year, an increase of 5 percent.

During the first quarter, the Company sold 239 software licenses. Customers across a range of industries and geographies purchased MRO Software products during the quarter including: aerospace, automotive, facilities, financial services, homeland security, oil & gas, professional services, public sector, utilities and pharmaceuticals. Customers included: Arabian Construction Co, Bay Area Rapid Transit Authority, BP Amoco, China National Offshore Oil Company, Fluor International, General Services Administration (GSA), International Power Australia, Kerr-McGee, Kuwait National Petroleum Co., Nippon Goshei, Smurfit, Toshiba and the United States Coast Guard.

The balance sheet as of December 31, 2003 contained $90.3 million in cash and marketable securities and no long-term debt. For the first quarter, deferred revenue was $29.6 million, and days sales outstanding (DSO) was 63 days.

"The first quarter results provide us with a good start to fiscal 2004. We were able to maintain our momentum in MAXIMO sales and win rates and deliver improved profitability," said Chip Drapeau, president and CEO, MRO Software. "In addition we continued to build the foundation for our future growth in IT Asset Management and vertical markets with improved sales of MAXIMO MainControl, and a new vertical offering for the Pharmaceuticals industry. These vertical products leverage the MAXIMO Internet platform and increase our penetration in key industries."

"I'm pleased with our financial performance this quarter," said Peter Rice, executive vice president and CFO, MRO Software. "We're maintaining the strong balance sheet and financial fundamentals that are critical to support our future growth."

Rice continued, "For fiscal year 2004, the Company confirms its expectation for earnings to grow into the range of $0.30-$0.40 per share on a GAAP basis or $0.40-$0.50 per share on a pro forma basis. These expected earnings are based on revenue growth of approximately 5 percent above fiscal 2003 results. Specifically for the second quarter of fiscal 2004 we expect revenues to be in the range of $41 to $43 million, and while sequentially down, we expect earnings and revenue to grow over prior year results. Earnings for the second quarter should fall in the range of $0.02 to $0.04 per share on a GAAP basis, and between of $0.04 to $0.06 per share on a pro forma basis."

Expected results on a pro forma basis are adjusted for the amortization of acquired technology and other intangibles and their related tax effects (see Schedule A).

The Company will conduct a conference call to discuss the quarter's results on Thursday, January 22, at 4:30 p.m. EST.

To participate in this call within the U.S. and Canada dial (800) 932-9896, international callers should dial (706) 634-5804. A digital recording of the call will be available beginning two hours after the call and will be available until January 29, 2004. To access the replay within the U.S. and Canada, dial
(800) 642-1687, international callers should dial (706) 645-9291, all participants should use conference ID: 4814679.

A webcast of the call is available at: www.mro.com/investor. A transcript of the call will be promptly archived on the Investor Relations portion of the Company's website, and may be found at: www.mro.com/investor.


ABOUT MRO SOFTWARE, INC.

MRO Software is the leading provider of strategic asset management solutions. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 900 employees, 10,000 customers and more than 260,000 end-users. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

FORWARD-LOOKING STATEMENTS.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, continued sluggishness in IT spending and stagnation in the market for our products, difficulties or delays in the development or deployment of our industry-specific offerings, delayed sales of our MainControl products in anticipation of new releases, lower than expected benefits from our alliance partner program, and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our Annual Report on Form 10-K for the year ended September 30, 2003.


                                      # # #


MAXIMO(R) and MAXIMO MainControl(R) are registered trademarks, and MRO SoftwareTM is a trademark, of MRO Software, Inc.

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                          THREE MONTHS ENDED
                                                              DECEMBER 31,
                                                      -------------------------
                                                         2003           2002
                                                      ----------     ----------
(in thousands, except per share data)

Revenues:
    Software                                          $   12,210     $   12,685
    Support and services                                  32,692         31,203
                                                      ----------     ----------
             Total revenues                               44,902         43,888
                                                      ----------     ----------

Cost of revenues:
    Software                                               1,060          1,006
    Support and services                                  14,773         14,928
    Amortization of acquired technology                      752            844
                                                      ----------     ----------
             Total cost of revenues                       16,585         16,778
                                                      ----------     ----------

Gross profit                                              28,317         27,110

Operating expenses:
    Sales and marketing                                   13,710         15,399
    Product development                                    7,006          6,756
    General and administrative                             4,465          4,646
    Amortization of other intangibles                        205            248
                                                      ----------     ----------
             Total operating expenses                     25,386         27,049
                                                      ----------     ----------

Income from operations                                     2,931             61

    Interest income                                          204            210
    Other (expense)/income, net                             (440)           338
                                                      ----------     ----------

Income before income taxes                                 2,695            609

Provision for income taxes                                   943            214
                                                      ----------     ----------

Net income                                            $    1,752     $      395
                                                      ==========     ==========

Net income per share, basic                           $     0.07     $     0.02
                                                      ----------     ----------
Net income per share, diluted                         $     0.07     $     0.02
                                                      ----------     ----------

Shares used to calculate net income per share
    Basic                                                 24,629         24,306
    Diluted                                               25,200         24,478

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             PRO FORMA, AS ADJUSTED
                                   SCHEDULE A
                                   (UNAUDITED)





                                                          THREE MONTHS ENDED
                                                             DECEMBER 31,
                                                      -------------------------
                                                         2003           2002
                                                      ----------     ----------

(IN THOUSANDS, EXCEPT PER SHARE DATA)

GAAP net income                                       $    1,752     $      395

    Pro forma adjustments

    Amortization of other intangibles                        205            248
    Amortization of acquired technology                      752            844
    Related tax effects                                     (278)          (313)
                                                      ----------     ----------
    Total pro forma adjustments                              679            779

Pro forma net income, as adjusted                     $    2,431     $    1,174
                                                      ----------     ----------

Pro forma diluted net income per share,
  as adjusted                                         $     0.10     $     0.05
                                                      ----------     ----------

Shares used to calculate pro forma net
  income per share, as adjusted                           25,200         24,478





NOTE:

In this press release, the Company announced its earnings per share (EPS) on a GAAP and pro forma basis. Pro forma net income for fiscal year 2003 and 2002 is adjusted to exclude the amortization of acquired technology and other intangibles and their related tax effects.

Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles is substantially fixed, and is relatively large in comparision with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

                               MRO SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)




                                                     DECEMBER 31,  SEPTEMBER 30,
                                                         2003          2003
                                                      ----------    ----------

(in thousands)                       ASSETS


Cash and cash equivalents                             $   49,495    $   73,662
Marketable securities                                      1,102         1,102
Accounts receivable, net                                  31,524        28,833
Other current assets                                       8,228         6,419
                                                      ----------    ----------
    TOTAL CURRENT ASSETS                                  90,349       110,016
                                                      ----------    ----------

Marketable securities                                     39,735        19,809
Property and equipment, net                                7,670         8,239
Intangible assets, net                                    52,953        53,910
Other assets                                              13,817        13,287
                                                      ----------    ----------
    TOTAL ASSETS                                      $  204,524    $  205,261
                                                      ==========    ==========





                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities                                   $   24,684    $   28,799
Deferred revenue                                          28,507        28,734
                                                      ----------    ----------
    TOTAL CURRENT  LIABILITIES                            53,191        57,533
                                                      ==========    ==========

Other long term liabilities                                1,089         1,216
                                                      ----------    ----------
    TOTAL LIABILITIES                                     54,280        58,749
                                                      ==========    ==========

    STOCKHOLDERS' EQUITY                                 150,244       146,512
                                                      ----------    ----------
             TOTAL LIABILITIES &
             STOCKHOLDERS' EQUITY                     $  204,524    $  205,261
                                                      ==========    ==========




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